EXHIBIT 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "EYEGATE PHARMACEUTICALS, INC. ", FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A. D. 2009, AT 12:31 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
3873818 8100	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7683859
091077916
You may verify this certificate online	DATE: 12-08-09
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:31 PM 12/08/2009
FILED 12: 31 PM 12/08/2009
SRV 091077916 - 3873818 FILE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EYEGATE PHARMACEUTICALS, INC.

Eyegate Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the Corporation is Eyegate Pharmaceuticals, Inc. (the "Corporation"). The date the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State was December 28, 2004. The date the Corporation filed its First Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was October 25,2005; the date the Corporation filed its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was July 25,2006; the date the Corporation filed its Third Amended and Restated Certificate of Incorporation was March 7, 2008; and the dates the Corporation filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation were January 26, 2009 and October 30, 2009.

2.          This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Third Amended and Restated Certificate of Incorporation, as heretofore amended and in effect and was duly adopted by the Corporation's Board of Directors and the Corporation's stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.          Effective immediately upon the filing of this Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), the Third Amended and Restated Certificate of Incorporation, as heretofore amended and in effect, is hereby further amended and restated to read as herein set forth in full:

FIRST: The name of the corporation is Eyegate Pharmaceuticals, Inc.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is shares, consisting of 60,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and 40,061,919 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), of which 2,483,693 shares are designated as Series A Convertible

Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), 13,794,259 shares are designated as Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), 5,149,335 shares are designated as Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock") and 18,634,632 shares are designated as Series D Convertible Preferred Stock, $0.01 par value per share (the "Series D Preferred Stock"). The term "Designated Preferred Stock" shall mean, as the context may require, individually or collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

The following is a statement of the powers, designations, preferences, privileges, and relative, optional, and other special rights of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, respectively:

A.           COMMON STOCK

1.          Increase or Decrease in Authorized Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2.          Voting Rights. Except as otherwise required by law, and subject to the voting rights provided to the holders of any series of Designated Preferred Stock, the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder.

3.          Dividend. Liquidation and Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Designated Preferred Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Designated Preferred Stock or of any other class or series of stock ranking senior to the Common Stock upon liquidation of the specific preferential amounts which they are entitled to receive upon such liquidation.

B.           PREFERRED STOCK.

The rights, preferences, privileges and restrictions granted to and imposed upon each series of Designated Preferred Stock are set forth in this Division B of Article Fourth. All cross-references contained in this Division B of Article Fourth refer to other paragraphs and/or sections within this

Division B of Article Fourth. Capitalized terms not otherwise defined shall have the meanings ascribed to such terms as set forth in Section 8 of this Division B of Article Fourth.

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1.          Ranking. Each series of Designated Preferred Stock shall rank as to dividends (i) equally with each other and with any class or series of Other Convertible Stock, and (ii) senior to the Common Stock. The Series D Preferred Stock shall rank, upon liquidation, dissolution or winding- up of the Corporation, (i) junior to Series D Liquidation Senior Stock, (ii) equally with Series D Liquidation Parity Stock and (iii) senior to Series C Preferred Stock, the Series C Liquidation Parity Stock, Series B Preferred Stock, the Series B Liquidation Parity Stock, the Series A Preferred Stock, the Series A Liquidation Parity Stock and Common Stock. The Series C Preferred Stock shall rank, upon liquidation, dissolution or winding-up of the Corporation, (i) junior to Series C Liquidation Senior Stock, (ii) equally with Series C Liquidation Parity Stock and (iii) senior to Series B Preferred Stock, the Series B Liquidation Parity Stock, the Series A Preferred Stock, the Series A Liquidation Parity Stock and Common Stock. The Series B Preferred Stock shall rank, upon liquidation, dissolution or winding-up of the Corporation, (i) junior to Series B Liquidation Senior Stock, (ii) equally with Series B Liquidation Parity Stock and (iii) senior to Series A Preferred Stock, the Series A Liquidation Parity Stock and Common Stock. The Series A Preferred Stock shall rank, upon liquidation, dissolution or winding-up of the Corporation, (i) junior to the Series A Liquidation Senior Stock, (ii) equally with Series A Liquidation Parity Stock and (iii) senior to Common Stock.

2.          Dividends.

(a)          Subject to the provisions set forth below in this Section 2, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall be entitled to receive dividends (whether in cash, property or securities of the Corporation) with respect to any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock held by them, only if, when and as declared by the Board of Directors of the Corporation out of funds legally available for that purpose. Whenever any dividend (whether in cash, property or securities of the Corporation) is declared or paid on any shares of Series A Preferred Stock, Series B Preferred Stock. Series C Preferred Stock or Series D Preferred Stock, the Board of Directors of the Corporation shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share then outstanding of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and/or the Series D Preferred Stock, as the case may be.

(b)          The Corporation shall not declare or pay any dividend (whether in cash, property or securities of the Corporation) upon any shares of any class or series of capital stock of the Corporation (other than a dividend declared or paid on Common Stock in the form of additional shares of Common Stock) unless the Corporation shall flrst pay, or simultaneously therewith declare and set apart cash, property or securities sufficient for the payment of, a dividend on the same terms, at the same or equivalent rate (calculated as provided in Section 2(c) below) and in like kind upon each share then outstanding of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Other Convertible Stock, so that all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Other Convertible Stock participate in such dividend ratably (after giving effect to the provisions of Section 2( c) below) with such shares of such class or series of capital stock of the Corporation.

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(c)          For purposes of Section 2(b), the amount of any dividend (whether in cash, property or securities of the Corporation) payable with respect to each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Other Convertible Stock shall be determined ratably based on the number of shares of Common Stock into which all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Other Convertible Stock are then convertible.

(d)          No fractional shares of capital stock shall be issued as a dividend pursuant to the provisions of this Section 2. In the event that any dividend pursuant to this Section 2 is in the form of capital stock and in the event that such dividend would, but for the provisions of this Section 2(d), result in the payment of a fractional share of capital stock to any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Other Convertible Stock, the Corporation shall reduce the amount of such dividend or distribution payable to such holder by rounding down to the nearest whole number of shares.

(e)          Notwithstanding anything expressed or implied in this Section 2 to the contrary, the Corporation shall not declare and make payment of any dividend pursuant to this Section 2 unless and until the Corporation shall have received any required approvals therefor under Section 7 hereof.

3.          Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

(a)          The holders of Series D Preferred Stock shall be entitled to receive, after any distribution to the holders of any Series D Liquidation Senior Stock, pari passu with any distribution to the holders of any Series D Liquidation Parity Stock and prior and in preference to any distribution to the holders of Series A Preferred Stock, Series A Liquidation Parity Stock, Series B Preferred Stock, Series B Liquidation Parity Stock, Series C Preferred Stock, Series C Liquidation Parity Stock and Common Stock, an amount per share of Series D Preferred Stock equal to the Series D Original Issuance Price and, in addition, an amount per share equal to any dividends declared but unpaid on each share of the Series D Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series D Preferred Stock and the Series D Liquidation Parity Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(a) to the holders of Series D Preferred Stock and the full preferential amount to which the holders of Series D Liquidation Parity Stock are entitled to receive in accordance with the terms of the Series D Liquidation Parity Stock, then the holders of shares of Series D Preferred Stock and the holders of Series D Liquidation Parity Stock shall share in any distribution of the assets of the Corporation in proportion to the respective amounts which would be payable to them in respect of the shares of the Series D Preferred Stock and Series D Liquidation Parity Stock held by them upon such distribution if all amounts payable on or with respect to such shares upon distribution were paid in full.

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(b)          After distribution to the holders of Series C Liquidation Senior Stock of the full preferential amount to which they are entitled pursuant to the respective terms of the Series C Liquidation Senior Stock, including, without limitation, Section 3(a) above in the case of the Series D Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive, after any distribution to the holders of any Series C Liquidation Senior Stock,pari passu with any distribution to the holders of any Series C Liquidation Parity Stock and prior and in preference to any distribution to the holders of Series A Preferred Stock, Series A Liquidation Parity Stock, Series B Preferred Stock, Series B Liquidation Parity Stock and Common Stock, an amount per share of Series C Preferred Stock equal to the Series C Original Issuance Price and, in addition, an amount per share equal to any dividends declared but unpaid on each share of the Series C Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock and the Series C Liquidation Parity Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(b) to the holders of Series C Preferred Stock and the full preferential amount to which the holders of Series C Liquidation Parity Stock are entitled to receive in accordance with the terms of the Series C Liquidation Parity Stock, then the holders of shares of Series C Preferred Stock and the holders of Series C Liquidation Parity Stock shall share in any distribution of the assets of the Corporation in proportion to the respective amounts which would be payable to them in respect of the shares of the Series C Preferred Stock and Series C Liquidation Parity Stock held by them upon such distribution if all amounts payable on or with respect to such shares upon distribution were paid in full.

(c)          After distribution to the holders of Series B Liquidation Senior Stock of the full preferential amount to which they are entitled pursuant to the respective terms of the Series B Liquidation Senior Stock, including, without limitation, Section 3(b) above in the case of the Series C Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, from the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation, pari passu with any distribution to the holders of any Series B Liquidation Parity Stock and prior and in preference to any distribution to the holders of Series A Preferred Stock, Series A Liquidation Parity Stock and Common Stock, an amount per share of Series B Preferred Stock equal to the Series B Original Issuance Price and, in addition, an amount per share equal to any dividends declared but unpaid on each share of the Series B Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series B Preferred Stock and the Series B Liquidation Parity Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(c) to the holders of Series B Preferred Stock and the full preferential amount to which the holders of Series B Liquidation Parity Stock are entitled to receive in accordance with the terms of the Series B Liquidation Parity Stock, then the holders of shares of Series B Preferred Stock and the holders of Series B Liquidation Parity Stock shall share in any distribution of the assets of the Corporation in proportion to the respective amounts which would be payable to them in respect of the shares of the Series B Preferred Stock and Series B Liquidation Parity Stock held by them upon such distribution if all amounts payable on or with respect to such shares upon distribution were paid in full.

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(d)          After distribution to the holders of Series A Liquidation Senior Stock of the full preferential amount to which they are entitled pursuant to the respective terms of the Series A Liquidation Senior Stock, including, without limitation, Section 3(c) above in the case of the Series B Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, from the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation, pari passu with any distribution to the holders of any Series A Liquidation Parity Stock and prior and in preference to any distribution to the holders of Common Stock, an amount per share of Series A Preferred Stock equal to the Series A Original Issuance Price and, in addition, an amount per share equal to any dividends declared but unpaid on each share of the Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and the Series A Liquidation Parity Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(d) to the holders of Series A Preferred Stock and the full preferential amount to which the holders of Series A Liquidation Parity Stock are entitled to receive in accordance with the terms of the Series A Liquidation Parity Stock, then the holders of shares of Series A Preferred Stock and the holders of Series A Liquidation Parity Stock shall share in any distribution of the assets of the Corporation in proportion to the respective amounts which would be payable to them in respect of the shares of the Series A Preferred Stock and Series A Liquidation Parity Stock held by them upon such distribution if all amounts payable on or with respect to such shares upon distribution were paid in full.

(e)          After distribution to the holders of Common Liquidation Senior Stock of the full preferential amount to which they are entitled pursuant to the respective terms of the Common Liquidation Senior Stock, including, without limitation, Section 3(d) above in the case of the Series A Preferred Stock, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of Common Stock, such distribution to be made ratably based on the number of shares of Common Stock then held by each.

(f)          Unless the holders of two-thirds of the outstanding shares of Series D Preferred Stock elect otherwise, an Acquisition will be regarded as a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of this Section 3.

(g)          Notwithstanding anything expressed or implied in this Certificate of Incorporation to the contrary, the Corporation shall not have the corporate power or authority to effect an Acquisition unless either (i) the agreement or plan providing for such Acquisition provides that the consideration payable to the Corporation and/or the stockholders of the Corporation in connection with such Acquisition shall be allocated among the holders of capital stock of the Corporation in accordance with the provisions of Sections 3(a), 3(b), 3(c), 3(d) and 3(e) hereof or (ii) an election is made pursuant to Section 3(f) not to treat such Acquisition as a liquidation, dissolution or winding-up of the affairs of the Corporation for purposes of this Section 3.

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4.          Voting Rights. Except as provided by law or by the other provisions of this Certificate of Incorporation, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock shall vote together with the holders of Common Stock and the holders of any other class or series of voting stock of the Corporation, as a single class, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting). Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (rounded down to the nearest whole number) into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, is then convertible as provided in Section 5 hereof.

5.          Optional Conversion.

(a)          Each holder of outstanding shares of any series of Designated Preferred Stock shall have the right, exercisable by such holder (at its option) at any time or from time to time, to convert any or all of its shares of such series of Designated Preferred Stock into fully paid and nonassessable shares of Common Stock pursuant to, and in accordance with, the provisions of this Section 5. Subject to the provisions of Section 5(d) below, the number of fully paid and nonassessable shares of Common Stock into which each share of any series of Designated Preferred Stock shall convert pursuant to this Section 5 shall be equal to the quotient obtained by dividing (A) the Original Issuance Price of such series of Designated Preferred Stock by (B) the Conversion Price, as last adjusted and then in effect pursuant to Section 5(f) hereof if applicable, of such series of Designated Preferred Stock; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section 5( e) hereof.

(b)          Each holder of shares of any series of Designated Preferred Stock who exercises the right to convert any of such shares into shares of Common Stock pursuant to this Section 5 shall be entitled to payment of all declared but unpaid dividends accrued with respect to such shares of Designated Preferred Stock up to the applicable Conversion Date.

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(c)          Any holder of outstanding shares of any series of Designated Preferred Stock may exercise the right to convert any or all of its shares of such series of Designated Preferred Stock into Common Stock pursuant to this Section 5 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of such series of Designated Preferred Stock to be converted (each a "Preferred Stock Certificate"), duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating the number of shares represented by such Preferred Stock Certificate or Preferred Stock Certificates that such holder elects to convert and stating the name or names (with addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein, in each instance, as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, a check or cash in respect of any fractional interest in any share of Common Stock, as provided in Section 5(e) hereof, issuable with respect to the shares of any such series of Designated Preferred Stock so converted and a check or cash in payment of all dividends declared but unpaid, if any, with respect to the shares of any such series of Designated Preferred Stock so converted up to the applicable Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price with respect to the shares of any such series of Designated Preferred Stock so converted shall be that in effect on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a Preferred Stock Certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of such Preferred Stock Certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the unconverted number of shares of the series of Designated Preferred Stock represented by such Preferred Stock Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

(d)          If a holder of shares of any series of Designated Preferred Stock shall surrender more than one share of such series of Designated Preferred Stock for conversion at any onetime, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such series of Designated Preferred Stock so surrendered.

(e)          No fractional shares of Common Stock shall be issued upon conversion of shares of any series of Designated Preferred Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the applicable Conversion Date. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

(f)          For all purposes of this Section 5, the Conversion Price with respect to each series of Designated Preferred Stock shall be subject to adjustment from time to time as follows:

(i)          If the Corporation shall, at any time or from time to time after the Series D Original Issue Date, issue, or be deemed to have issued pursuant to Section 5(f)(iii)(D) hereof, any Additional Shares of Common Stock, without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, the Series D Conversion Price in effect immediately prior to such issuance shall automatically be lowered to a price equal to the consideration per share received by the Corporation for such issuance or deemed issuance of Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received $0.01 of consideration for each of such Additional Shares of Common Stock issued or deemed to be issued.

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(ii)          If the Corporation shall, at any time or from time to time after the Series D Original Issue Date, issue, or be deemed to have issued pursuant to Section 5(f)(iii)(D) hereof, any Additional Shares of Common Stock, without consideration or for a consideration per share less than the Conversion Price of any series of Junior Preferred Stock in effect immediately prior to such issuance of Additional Shares of Common Stock, the Conversion Price of such series of Junior Preferred Stock in effect immediately prior to such issuance shall automatically be lowered to a price determined in accordance with the following formula:

CP2 = CP1 * (A +B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)          "CP2" shall mean the Conversion Price of such series of Junior Preferred Stock in effect immediately after such issue of Additional Shares of Common Stock

(b)          "CP1" shall mean the Conversion Price of such series of Junior Preferred Stock in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)          "A" shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon· exercise of any options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Junior Preferred Stock) outstanding (assuming exercise of any outstanding options there for) immediately prior to such issue);

(d)          "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPI); and

(e)          "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(iii)        For the purposes of any adjustment of the Series D Conversion Price pursuant to Sections 5(f)(i) and 5(f)(ii) hereof, the following provisions shall be applicable:

(A)         In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation (determined as provided in Section 5(f)(iii)(B) hereof) plus the value of any other consideration received by the Corporation (determined as set forth in Section 5(f)(iii)(C) hereof).

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(B)         In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares (determined as provided in Section 5(f)(iii)(A) hereof) and less any other consideration received by the Corporation for such shares (determined as set forth in Section 5(f)(iii)(C) hereof).

(C)         In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the fair market value of such other consideration as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such other consideration as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares (determined as provided in Section 5(f)(iii)(A) hereof) and less the fair market value of any property received by the Corporation for such shares (determined as set forth in Section 5(f)(iii)(B) hereof).

(D)         With respect to (x) any warrants or options exercisable for shares of Common Stock, (y) any securities (including, without limitation, any series of Designated Preferred Stock or any class or series of Other Convertible Stock) convertible into, or exchangeable for, shares of Common Stock or (z) any warrants or options to purchase, or other rights to subscribe for, such convertible or exchangeable securities:

(1)         the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock (said maximum number of shares being that set forth in the instrument relating to such options or rights to subscribe for Common Stock without giving effect to changes under or by reason of provisions contained therein designed to protect against dilution) shall be deemed to have been issued at the time such options or rights were granted or issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(f)(iii)(A), (B) and (C) hereof), if any, received by the Corporation upon the issuance or grant of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections 5(f)(iii)(A), (B) and (C) hereof);

(2)         the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof (said maximum number of shares being that set forth in the instrument relating to such convertible or exchangeable securities without giving effect to changes under or by reason of provisions contained there in designed to protect against dilution) shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued or granted and for a consideration equal to the consideration received by the Corporation in connection with the issuance or grant of any such convertible or exchangeable securities and/or any such options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of any such convertible or exchangeable securities and/or the exercise of any such options, warrants or rights (the consideration in each case to be determined in the manner provided in Sections 5(f)(iii)(A), (B) and (C) hereof);

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(3)         if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such warrants, options or rights or upon the conversion or exchange of any such convertible or exchangeable securities, then the Conversion Price of such series of Designated Preferred Stock that was previously adjusted, pursuant to the provisions of this Section 5(f), as a result of the issuance of such warrants, options, rights or convertible or exchangeable securities shall automatically be readjusted in proportion to such change; and

(4)         upon the expiration of any such warrants, options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price of such series of Designated Preferred Stock that was previously adjusted, pursuant to the provisions of this Section 5(f), as a result of the issuance of such warrants,options, rights or convertible or exchangeable securities shall be automatically readjusted to the Conversion Price that would have obtained had such warrants, options, rights or convertible or exchangeable securities not been issued.

(E)         Anything contained herein to the contrary notwithstanding; the provisions of this Section 5(f) may be waived in any instance by the holders of two-thirds of the voting power of the shares of Series D Preferred Stock then outstanding, voting together as a single class, by delivery of a written notice of waiver to the Corporation.

(iv)         If the number of shares of Common Stock outstanding at any time after the Series D Original Issuance Date is increased by a stock dividend payable in shares of Common Stock or by a stock split, subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, stock split, subdivision or split-up, the Conversion Price of such series of Designated Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Designated Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(v)          If, at any time after the Series D Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a reverse stock split or combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price of such series of Designated Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Designated Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

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(vi)         In the event, at any time after the Series D Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than consolidation or merger in which the Corporation is the continuing corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation to any other person (any such transaction, an"Extraordinary Transaction"), the Corporation shall provide appropriate adjustment to the Conversion Price of each series of Designated Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of such series of Designated Preferred Stock shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that would have been received if such share of Designated Preferred Stock had been converted into Common Stock immediately prior to the effectiveness of such Extraordinary Transaction. The provisions of this Section 5(f)(vi) shall similarly apply to successive Extraordinary Transactions.

(vii)        All calculations under this Section 5(f) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth (1/10) of a share, as the case may be.

(viii) In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section 5(e) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(g)          Whenever the Conversion Price of any series of Designated Preferred Stock shall be adjusted as provided in Section 5(f) hereof, the Corporation shall forth with file and keep on record at the office of the Secretary of the Corporation and at the office of any transfer agent for such series of Designated Preferred Stock or at such other place as may be designated by the Corporation,a statement, signed by its President, Chief Executive Officer, Treasurer or Chief Financial Officer, showing the facts requiring such adjustment and the Conversion Price of such series of Designated Preferred Stock that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent to each holder of shares of such series of Designated Preferred Stock at such holder's address appearing on the Corporation's records.

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(h)          In the event the Corporation shall propose to take any action of the types described in Section 5(f)(iv), (v) or (vi) hereof, the Corporation shall give notice to the holders of shares of such series of Designated Preferred Stock at such holder's address appearing on the Corporation's records, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price of such series of Designated Preferred Stock and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon conversion of shares of such series of Designated Preferred Stock at any time following the effective date of such action. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

(j)          The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Designated Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder in respect of which such shares of Designated Preferred Stock are being issued.

(k)          The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of each series of Designated Preferred Stock.

(l)         All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(m) Shares of any series of Designated Preferred Stock converted as provided in this Section 5 shall not be reissued.

6.          Automatic Conversion.

(a)          Upon the occurrence of an Event of Conversion, all shares of each series of Designated Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and nonassessable shares of Common Stock into which such shares would have been convertible in the event of optional conversion at such time pursuant to Section 5 hereof. The provisions of Section 5 shall apply to any such automatic conversion.

(b)          Upon the written election of those holders of shares of Designated Preferred Stock representing a majority of the voting power of all shares of Designated Preferred Stock then outstanding, voting together as a single class, all shares of each series of Designated Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the delivery to the Corporation of such written election and without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and nonassessable shares of Common Stock into which such shares would have been convertible in the event of optional conversion at such time pursuant to Section 5 hereof. The provisions of Section 5 shall apply to any such automatic conversion.

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7.          Negative Covenants.

(a)           For so long as any shares of Designated Preferred Stock are outstanding, the Corporation will not take or permit any of the following actions without the affirmative vote or written consent of the holders of not less than two-thirds of the shares of Designated Preferred Stock outstanding at such time, voting together as a single class, and any attempt to do so will be wholly void:

(i)          Amend this Certificate of Incorporation or the by-laws of the Corporation, including without limitation to amend or change in any way the terms or number of authorized shares of capital stock, if such amendment would adversely affect the preferences, rights, privileges, powers of, or restrictions provided for the benefit of, the holders of any series of Designated Preferred Stock;

(ii)         Alter or change the rights, preferences or privileges of any series of Designated Preferred Stock;

(iii)        Authorize, designate, issue, or sell any shares of capital stock or other securities with preference to or on parity with the Series D Preferred Stock;

(iv)        Authorize or effect any liquidation, dissolution, or winding-up of the Corporation, any merger or consolidation of the Corporation with or into any other company or entity, or any sale, license as licensor, lease as lessor, or other transfer or disposal of all or substantially all of the assets of the Corporation;

(v)         Take any other action or enter into any other agreements that would conflict with the Corporation's obligations hereunder with respect to the holders of any series of Designated Preferred Stock; and

(vi)        Obligate itself to do any of the foregoing.

(b)          For so long as any shares of Series D Preferred Stock are outstanding, the Corporation will not take or permit any of the following actions without the affirmative vote or written consent of the holders of not less than two-thirds of the shares of Series D Preferred Stock outstanding at such time, voting together as a single class, and any attempt to do so will be wholly void:

(i)          Amend this Certificate of Incorporation or the by-laws of the Corporation, including without limitation to amend or change in any way the terms or number of authorized shares of capital stock, if such amendment would adversely affect the preferences, rights, privileges, powers of, or restrictions provided for the benefit of, the holders of the Series D Preferred Stock;

14

(ii)         Alter or change the rights, preferences or privileges of the Series D Preferred Stock;

(iii)        Authorize, designate, issue, or sell any shares of capital stock or other securities with preference to or on parity with the Series D Preferred Stock;

(iv)        Authorize or effect any liquidation, dissolution, or winding-up of the Corporation, any merger or consolidation of the Corporation with or into any other company or entity, or any sale, license as licensor, lease as lessor, or other transfer or disposal of all orsubstantially allof the assets of the Corporation;

(v)         Take any other action or enter into any other agreements that would conflict with the Corporation's obligations hereunder with respect to the holders of the Series D Preferred Stock; and

(vi)        Obligate itself to do any of the foregoing.

8.          Definitions. As used herein, the following terms shall have the following meanings:

"Acquisition" shall mean a consolidation or merger of the Corporation with or into any other corporation, partnership, limited liability company or other entity (other than any such merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation beneficially own, directly or indirectly, a majority of the outstanding capital stock or equity interest of the surviving corporation, partnership, limited liability company or other entity immediately after such merger or consolidation), or a sale or other transfer of all or substantially all of the assets of the Corporation.

"Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(f)(iii)(D) hereof, deemed to be issued) by the Corporation after the Series D Original Issuance Date, other than:

(i)          up to 18,634,633 shares of Series D Preferred Stock;

(ii)         stock options or warrants that are outstanding on the Series D Original Issuance Date, and shares of capital stock of the Corporation issued or issuable upon exercise of such stock options or warrants;

(iv)        shares of Common Stock, options, warrants or convertible securities of the Corporation that are issued or issuable as a dividend or other distribution on any series of Designated Preferred Stock;

15

(v)         shares of Common Stock, options, warrants or convertible securities of the Corporation that are issued or issuable by reason of any of the events or circumstances covered by Section 5(f)(iv) or Section 5(f)(vi);

(vi)        shares of Common Stock issued or issuable upon conversion of shares of any series of Designated Preferred Stock;

(vii)       shares of Common Stock, options, warrants or convertible securities of the Corporation that are issued or issuable in connection with strategic acquisitions or alliances or licensing arrangements or debt financing or lending transactions;

(viii)      shares of Common Stock issued pursuant to an Event of Conversion;

(ix)        (A)      stock options granted after the Series D Original Issuance Date with the approval of the Board of Directors of the Corporation, (B) stock options granted under any stock option plan or stock incentive plan or arrangement adopted or approved by the Board of Directors of the Corporation, (C) shares of Common Stock issued or issuable upon exercise of any stock options referred to in the foregoing clauses (A) and (B), (D) shares of Common Stock issued or issuable in the form of restricted stock grants to officers, employees, consultants, directors or other service providers of or to the Corporation approved by the Board of Directors of the Corporation, and(E) shares of Common Stock issued or issuable in the form of restricted stock grants to officers,employees, consultants, directors or other service providers of or to the Corporation under any stock option, stock incentive or restricted stock plan or arrangement adopted or approved by Board of Directors of the Corporation;

(x)         (A)      any and all of the Exchange Rights and the exercise thereof by any Exchange Investor, and (B) any and all Exchange Shares issued or issuable in accordance with any Exchange Agreement; or

(xi)        securities issued upon conversion of or in exchange for, or in respect of, any of the foregoing.

"Common Liquidation Senior Stock" shall mean (i) the Series D Liquidation Senior Stock, (ii) the Series D Preferred Stock, (iii) the Series D Liquidation Parity Stock, (iv) the Series C Liquidation Senior Stock, (v) the Series C Preferred Stock, (vi) the Series C Liquidation Parity Stock, (vii) the Series B Liquidation Senior Stock, (viii) the Series B Preferred Stock, (ix) the Series B Liquidation Parity Stock, (x) the Series A Liquidation Senior Stock, (xi) the Series A Preferred Stock, (xii) the Series A Liquidation Parity Stock and (xiii) Other Stock that ranks, upon liquidation,dissolution or winding-up of the Corporation, senior to the Common Stock and that is not included in either of the foregoing clauses (i), (iii), (iv), (vi), (vii), (ix), (x) and (xii) of this definition.

"Conversion Date" shall have the meaning set forth in Section 5( c) hereof.

"Conversion Price" shall mean (i) with respect to Series A Preferred Stock, the Series A Conversion Price, (ii) with respect to Series B Preferred Stock, the Series B Conversion Price, (iii) with respect to Series C Preferred Stock, the Series C Conversion Price and (iv) with respect to Series D Preferred Stock, the Series D Conversion Price.

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"Current Market Price" shall mean, as of the day in question. the fair market value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Corporation.

"December 2009 Exchange Agreement" shall mean that certain Exchange Agreement, dated December 8, 2009, by and among the Corporation those Innoven Investors whose names appear on the signature pages thereto and SEILLANS Investissement SCR, as amended and in effect from time to time.

"December 2009 Exchange Right" shall mean the Exchange Right as such term is defined in the December 2009 Exchange Agreement.

"Event of Conversion" shall mean the closing of the initial public offering of the Common Stock under the Securities Act of 1933, as amended, at a price per share equal to or greater than $4.350755 (subject to proportionate or other equitable adjustment in the event of a stock split, stock dividend, reverse stock split, combination, reclassification, or similar event affecting the Common Stock at any time after the Series D Original Issuance Date).

"Exchange Agreement" shall mean any of the Exchange Agreements.

"Exchange Agreements" shall mean the July 2006 Exchange Agreement, the January 2007 Exchange Agreement, the March 2008 Exchange Agreement, the January 2009 Exchange Agreement and the December 2009 Exchange Agreement, collectively.

"Exchange Rights" shall mean, collectively, (i) the July 2006 Exchange Right, (ii) the January 2007 Exchange Right, (iii) the March 2008 Exchange Right, (iv) the January 2009 Exchange Right and (v) the December 2009 Exchange Right.

"Exchange Shares" shall mean shares of capital stock of the Corporation issued or issuable pursuant to the terms of the July 2006 Exchange Agreement, the January 2007 Exchange Agreement, the March 2008 Exchange Agreement, the January 2009 Exchange Agreement and/or the December 2009 Exchange Agreement, as the context may require.

"Exchange Investors" shall mean, collectively, the Innoven Investors, the Ventech Exchange Investors and SEILLANS Investissement SCR, and the term "Exchange Investor" shall mean any of the Exchange Investors.

"Extraordinary Transaction" shall have the meaning set forth in Section 5(f)(v) hereof.

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"Innoven Investors" shall mean, collectively, INNOVEN 2002 FCPI N°6, INNOVEN 2003 FCPI N°7, FCPI POSTE INNOVATION, FCPI POSTE INNOVATION 2, FCPI POSTE INNOVATION 3, FCPI POSTE INNOVATION 5, FCPI POSTE INNOVATION 6, FCPI POSTE INNOVATION 9, FCPI INNOVEN EUROPE, FCPI INNOVEN EUROPE 2, FCPI INNOVEN EUROPE 3, FCPI INNOVENT CAPITAL and FCPI LA BANQUE POSTALE INNOVATION I and the term "Innoven Investor" shall mean any of the Innoven Investors.

"January 2007 Exchange Agreement" shall meant that certain Exchange Agreement, dated January 23, 2007, by and among the Corporation and those Innoven Investors whose names appear on the signature pages thereto, as amended and in effect from time to time.

"January 2007 Exchange Right" shall mean the Exchange Right as such term is defined in the January 2007 Exchange Agreement.

"January 2009 Exchange Agreement" shall meant that certain Exchange Agreement, dated January 26, 2009, by and among the Corporation and those Innoven Investors whose names appear on the signature pages thereto, as amended and in effect from time to time.

"January 2009 Exchange Right" shall mean the Exchange Right as such term is defined in the January 2009 Exchange Agreement.

"July 2006 Exchange Agreement" shall mean that certain Amended and Restated Exchange Agreement, dated January 10, 2007, by and among the Corporation and certain of the Exchange Investors, as amended and in effect from time to time.

"July 2006 Exchange Right" shall mean the Exchange Right as such term is defined in the July 2006 Exchange Agreement.

"Junior Preferred Stock" shall mean, as the context may require, individually or collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

"March 2008 Exchange Agreement" shall mean that certain Exchange Agreement, dated March 7, 2008, by and among the Corporation, those Innoven Investors whose names appear on the signature pages thereto and SEILLANS Investissement SCR, as amended and in effect from time to time.

"March 2008 Exchange Right" shall mean the Exchange Right as such term is defined in the March 2008 Exchange Agreement.

"Original Issuance Price" shall mean (i) with respect to Series A Preferred Stock, the Series A Original Issuance Price, (ii) with respect to Series B Preferred Stock, the Series B Original Issuance Price, (iii) with respect to Series C Preferred Stock, the Series C Original Issuance Price and (iv) with respect to Series D Preferred Stock, the Series D Original Issuance Price.

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"Other Convertible Stock" shall mean Other Stock that is convertible into Common Stock.

"Other Stock" shall mean any class or series of capital stock of the Corporation (other than Designated Preferred Stock and Common Stock) that may be duly authorized or designated at any time and from time to time.

"Preferred Stock Certificate" shall have the meaning set forth in Section 5(c) hereof.

"Proportional Adjustment" shall mean (i) with respect to the Series A Original Issuance Price, a proportional or other equitable adjustment made to the Series A Original Issuance Price upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to the Series A Preferred Stock at any time after the Series D Original Issuance Date, (ii) with respect to the Series B Original Issuance Price, a proportional or other equitable adjustment made to the Series B Original Issuance Price upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to the Series B Preferred Stock at any time after the Series D Original Issuance Date, (iii) with respect to the Series C Original Issuance Price, a proportional or other equitable adjustment made to the Series C Original Issuance Price upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to the Series C Preferred Stock at any time after the Series D Original Issuance Date and (iv) with respect to the Series D Original Issuance Price, a proportional or other equitable adjustment made to the Series D Original Issuance Price upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to the Series D Preferred Stock at any time after the Series D Original Issuance Date ..

"Series A Conversion Price" shall mean $0.870151 per share of Series A Preferred Stock, as adjusted pursuant to the provisions of Section 5(f) hereof from time to time after the Series D Original Issuance Date.

"Series A Liquidation Parity Stock" shall mean Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, pari passu with the Series A Preferred Stock.

"Series A Liquidation Senior Stock" shall mean (i) the Series B Liquidation Senior Stock, (ii) the Series B Preferred Stock, (iii) the Series B Liquidation Parity Stock, (iv) the Series C Liquidation Senior Stock, (v) the Series C Preferred Stock, (vi) the Series C Liquidation Parity Stock, (vii) the Series D Liquidation Senior Stock, (viii) the Series D Preferred Stock, (ix) the Series D Liquidation Parity Stock and (x) Other Stock that ranks, upon liquidation, dissolution or winding-up of the Corporation, senior to the Series B Preferred Stock and that is not included in either of the foregoing clauses (i), (iii), (iv), (vi), (vii) or (ix) of this definition.

"Series A Original Issuance Price" shall mean $2.40 per share of Series A Preferred Stock, subject to Proportional Adjustment.

19

"Series B Conversion Price" shall mean $0.870151 per share of Series B Preferred Stock, as adjusted pursuant to the provisions of Section 5(f) hereof from time to time after the Series D Original Issuance Date.

"Series B Liquidation Parity Stock" shall mean Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, pari passu with the Series B Preferred Stock.

"Series B Liquidation Senior Stock" shall mean (i) the Series C Liquidation Senior Stock, (ii) the Series C Preferred Stock, (iii) the Series C Liquidation Parity Stock, (iv) the Series D Liquidation Senior Stock, (v) the Series D Preferred Stock, (vi) the Series D Liquidation Parity Stock and (vii) Other Stock that ranks, upon liquidation, dissolution or winding-up of the Corporation,senior to the Series B Preferred Stock and that is not included in either of the foregoing clauses (i), (iii), (iv) or (vi) of this definition.

"Series B Original Issuance Price" shall mean $0.870151 per share of Series B Preferred Stock, subject to Proportional Adjustment.

"Series C Conversion Price" shall mean $1.747797 per share of Series C Preferred Stock, as adjusted pursuant to the provisions of Section 5(f) hereof from time to time after the Series D Original Issuance Date.

"Series C Liquidation Parity Stock" shall mean Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, pari passu with the Series C Preferred Stock.

"Series C Liquidation Senior Stock" shall mean (i) the Series D Liquidation Senior Stock, (ii) the Series D Preferred Stock, (iii) the Series D Liquidation Parity Stock and (iv) Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, senior to the Series C Preferred Stock.

"Series C Original Issuance Date" shall mean the date of the first issuance by the Corporation of the first share of Series C Preferred Stock.

"Series C Original Issuance Price" shall mean $1.747797 per share of Series C Preferred Stock, subject to Proportional Adjustment.

"Series D Conversion Price" shall mean $1.215033 per share of Series D Preferred Stock, as adjusted pursuant to the provisions of Section 5(f) hereof from time to time after the Series D Original Issuance Date.

"Series D Liquidation Parity Stock" shall mean Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, pari passu with the Series D Preferred Stock.

"Series D Liquidation Senior Stock" shall mean Other Stock ranking, upon liquidation, dissolution or winding-up of the Corporation, senior to the Series D Preferred Stock.

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"Series D Qriginal Issuance Date" shall mean the date of the first issuance by the Corporation of the first share of Series D Preferred Stock.

"Series D Original Issuance Price" shall mean $1.215033 per share of Series D Preferred Stock, subject to Proportional Adjustment.

"Ventech Exchange Investors" shall mean, collectively, Ventech SA and FCPR Ventech A in their respective capacities as parties to the July 2006 Exchange Agreement, and the term "Ventech Exchange Investor" shall mean any of the Ventech Exchange Investors.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)          The election of directors need not be by written ballot.

(b)          The Board of Directors shall have the power and authority:

(1)	to adopt, amend or repeal by-laws of the Corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

(2)	to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

(3)	subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

SIXTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

21

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer, this 8th day of December, 2009.

EYEGATE PHARMACEUTICALS, lNC.

By:	/s/ Stephen From
Name:	Stephen From
Title:	Chief Executive Officer, President and
Secretary

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “EYEGATE PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 2010, AT 4:11 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
3873818 8100	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8055947
100659128
You may verify this certificate online at corp. delaware. gov/authver. shtml	DATE: 06-15-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 06/15/2010
FILED 04: 11 PM 06/15/2010
SRV 100659128 - 3873818 FILE

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EYEGATE PHARMACEUTICALS, INC.

Pursuant to Section 242

of the Corporation Law of the

State of Delaware

EYEGATE PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.            The name of the Corporation is Eyegate Pharmaceuticals, Inc.

2.            That the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on December 8, 2009, (the “Restated Certificate”) is hereby amended by:

(a)	deleting the preamble paragraph of Article Fourth in its entirety and inserting in lieu thereof the following:

“FOURTH The total number of shares of all classes of stock which the Corporation shall have the authority to issue shares, consisting of 69,557,279 shares of common stock, $0.01 par value per share (“Common Stock”), and 41,707,965 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which 2,483,693 shares are designated as Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), 13,794,259 shares are designated as Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), 5,149,335 shares are designated as Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) and 20,280,671 shares are designated as Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”). The term “Designated Preferred Stock” shall mean, as the context may require, individually or collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.”

3.            The amendment of the Restated Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the Corporation, this amendment has been duly adopted by written consent by the stockholders holding the majority of the outstanding capital stock of the Corporation entitled to vote, in accordance with the provisions of Section 228 General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation as of June _15_,2010.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
Chief Executive Officer and President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “EYEGATE PHARMACEUTICALS, INC. “, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2010, AT 4:04 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3873818 8100
/s/ Jeffrey W. Bullock
101245271	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp. delaware, gov/authver, shtml	AUTHENTICATION: 8459477
DATE: 12-29-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 12/29/2010
FILED 04:04 PM 12/29/2010
SRV 101245271 – 3873818 FILE

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EYEGATE PHARMACEUTICALS, INC.

Pursuant to Section 242

of the Corporation Law of the

State of Delaware

EYEGATE PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.           The name of the Corporation is Eyegate Pharmaceuticals, Inc.

2.           That the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 8, 2009, and as amended by that certain Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State on June 15, 2010 (the “Restated Certificate”), is hereby amended by:

(a)	deleting the preamble paragraph of Article Fourth in its entirety and inserting in lieu thereof the following:

“FOURTH The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 110,462,672 shares, consisting of 65,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 45,462,672 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which 2,483,692 shares are designated as Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), 13,794,259 shares are designated as Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), 5,161,236 shares are designated as Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) and 24,023,485 shares are designated as Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”). The term “Designated Preferred Stock” shall mean, as the context may require, individually or collectively, the Seres A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.”

(b)	inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of “December 2009 Exehange Right”:

“December 2010 Exchange Agreement” shall mean that certain Exchange Agreement, dated December 30, 2010, by and between the Corporation and those lnnoven Investors whose names appear on the signature pages thereto and SEILLANS Investissement SCR.”

(c)             inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of”December 2010 Exchange Agreement”:

“December 2010 Exchange Rights” shall mean the Exchange Right, as such term is used in the December 2010 Exchange Agreement.

(d)            deleting the definition of “Exchange Agreements” in Article Fourth Part B Section 8 in its entirety and inserting in lieu thereof the following:

“Exchange Agreements” shall mean the July 2006 Exchange Agreement, the January 2007 Exchange Agreement, the March 2008 Exchange Agreement, the January 2009 Exchange Agreement, the December 2009 Exchange Agreement, the June 2010 Exchange Agreements, the July 2010 Exchange Agreement and the December 2010 Exchange Agreement,”

(e)            deleting the definition of “Exchange Rights” in Article Fourth Part B Section 8 in its entirety and inserting in lieu thereof the following:

“Exchange Rights” shall mean, collectively, (i) the July 2006 Exchange Right, (ii) the January 2007 Exchange Right, (iii) the March 2008 Exchange Right, (iv) the January 2009 Exchange Right, (v) the December 2009 Exchange Right, (vi) the June 2010 Exchange Rights, (vii) the July 2010 Exchange Right and (viii) the December 2010 Exchange Right.”

(f)             deleting the definition of “Exchange Shares” in Article Fourth Part B Section 8 in its entirety and inserting in lieu thereof the following:

“Exchange Shares” shall mean shares of capital stock of the Corporation issued or issuable pursuant to the terms of the July 2006 Exchange Agreement, the January 2007 Exchange Agreement, the March 2008 Exchange Agreement, the January 2009 Exchange Agreement, the December 2009 Exchange Agreement, the June 2010 Exchange Agreements, the July 2010 Exchange Agreement and the December 2010 Exchange Agreement.”

(g)           deleting the definition of “Exchange Investors” in Article Fourth Part B Section 8 in its entirety and inserting in lieu thereof the following:

“Exchange Investors” shall mean, collectively, the Innoven Investors, the Ventech Exchange Investors, SEILLANS lnvestissement SCR and the GenCap Investors, and the term “Exchange Investor” shall mean any of the Exchange Investors.

(h)            inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of “Extraordinary Transaction”:

“GenCap Investors” shall mean GenCap Avenir and GenCap Croissance.

(i)             inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of “January 2009 .Exchange Right”:

“June 2010 Exchange Agreements” shall mean (i) that certain Exchange Agreement, dated June 15, 2010, by and between the Corporation and lnnoven Europe 3 and lnnoven Capital and (ii) that certain Exchange Agreement, dated June 15, 2010, by and between the Corporation and SEILLANS Investissement SCR.

(j)            inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of “June 2010 Exchange Agreements”:

“June 2010 Exchange Rights” shall mean the Exchange Right, as such term is used in the June 2010 Exchange Agreements.

(k)           inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of”July 2010 Exchange Agreement”:

“July 2010 Exchange Agreements” shall mean that certain Exchange Agreement, dated July 16, 2010, by and between the Corporation and the GenCap Investors,

(1)           inserting the following definition in Article Fourth Part B Section 8 immediately following the definition of “July 2010 Exchange Agreements”:

“July 2010 Exchange Rights” shall mean the Exchange Right, as such term is used in the July 2010 Exchange Agreement.

4.             The amendment of the Restated Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the Corporation, this amendment has been duly adopted by written consent by the stockholders holding the majority of the outstanding capital stock of the Corporation entitled to vote, in accordance with the provisions of Section 228 General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation as of December 29, 2010.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen. From
Stephen From
Chief Executive Officer and President

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EYEGATE PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 2014, AT 1:57 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
3873818 8100	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 1459547
140847085
You may verify this certificate online	DATE: 06-17-14
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:06 PM 06/17/2014
FILED 01:57 PM 06/17/2014
SRV 140847085 - 3873818 FILE

CERTIFICATE OF THIRD AMENDMENT

TO

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EYEGATE PHARMACEUTICALS, INC.

Pursuant to Section 242
of the Corporation Law of the
State of Delaware

EYEGATE PHARMACEUTICALS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.            The name of the Corporation is Eyegate Pharmaceuticals, Inc.

2.            That the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on December 8, 2009, as amended by that Amendment to Fourth Amended and Restated Certificate of Incorporation dated as of June 15, 2010, as further amended by that Amendment to Fourth Amended and Restated Certificate of Incorporation dated as of December 29, 2010 (the “Restated Certificate”), is hereby amended by:

(a)	deleting the preamble paragraph of Article Fourth in its entirety and inserting in lieu thereof the following:

“FOURTH The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 120,485,136 shares, consisting of 70,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 50,485,136 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which 2,483,692 shares are designated as Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), 13,819,649 shares are designated as Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), 5,161,241 shares are designated as Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”) and 29,020,554 shares are designated as Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), The term “Designated Preferred Stock” shall mean, as the context may require, individually or collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.”

3.            The amendment of the Restated Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the Corporation, this amendment has been duly adopted by written consent by the stockholders holding the majority of the outstanding capital stock of the Corporation entitled to vote, in accordance with the provisions of Section 228 General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation as of June 6, 2014.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
Chief Executive Officer and President